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                            SEVERANCE AGREEMENT AND RELEASE
                                        BETWEEN
                            DUCK HEAD APPAREL COMPANY, INC.
                                          and
                                  WILLIAM B. MATTISON
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                                 A. INTRODUCTION

         William B. Mattison is a salaried employee working in Duck Head Apparel Company, Inc. Because of business conditions, Duck Head Apparel Company, Inc. is conducting a reduction in force among all salaried employees assigned to Duck Head Apparel Company, Inc. and among all salaried home office personnel assigned to Delta Merchandising, Inc. As part of this reduction in force, William B. Mattison's employment ended on March 29, 2001, which is the employee's "Release Date." In this Agreement, "Employee" means William B. Mattison, and "Duck Head Apparel" means Duck Head Apparel Company, Inc. The purpose of this Severance Agreement and Release (the "Agreement") is to state the conditions of Employee's termination and to resolve any dispute that might exist between Employee and Duck Head Apparel.

            B. SEVERANCE PAY FOR THE 2001 SALARIED REDUCTION IN FORCE

         Duck Head Apparel maintains a "Severance Plan for Salaried Employees of Duck Head Apparel Company, Inc.," (the "Severance Plan") for salaried employees whose employment terminates under certain conditions. Under this Severance Plan, an eligible, salaried employee receives certain benefits in return for the employee signing a release as required by the Severance Plan. If the release is signed, an eligible employee receives a severance benefit of two (2) weeks of base pre-termination salary, plus one (1) week for each full year of Service Credit.

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                             Initials of the Parties
                      Employee ____ Duck Head Apparel ___

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(The severance benefit is capped at a maximum of twenty-six (26) weeks'
pay and is calculated based upon the employee's base salary at the time of termination. Any service credit for a partial year of service in excess of six months shall be rounded to the next highest year.)

         Duck Head Apparel has decided to exercise its discretion under the Severance Plan to offer Employee an extended severance benefit in excess of that to which the Employee is otherwise entitled under the Severance Plan provided, however, the Employee agrees to modify the parties' Severance Protection Agreement, dated November 3, 2000 ("Severance Protection Agreement") to allow a setoff of the severance pay pursuant to this Agreement against the employee's severance entitlement pursuant to the Severance Protection Agreement. In consideration of this modification, Duck Head Apparel agrees to extend the Employee's severance from 4 weeks' entitlement, or $8,480.00, to 26 weeks, or $55,120.00. In further consideration of this modification, Duck Head Apparel also agrees to provide the Employee with an additional 26 weeks, or $55,120.00, severance benefit if there is a "Change in Control" as defined in the Severance Protection Agreement between the 61st and 180th day following the Employee's Release Date. This Severance Agreement and Release is the release Employee must sign to receive this severance benefit.

                   C. DUCK HEAD APPAREL'S PROMISES TO EMPLOYEE

         In return for the promises of Employee contained in this Agreement, Duck Head Apparel promises to do the following:

         (1) Duck Head Apparel will pay Employee a severance benefit in the amount of $55,120.00, which represents 26 weeks of Employee's salary, payable by continuation of Employee's salary until Employee's severance benefit is exhausted. Payments will be made to Employee on or after Employee's customary pay days. Employee will start receiving checks for these payments after


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                            Initials of the Parties
                       Employee ___ Duck Head Apparel ___
                  the effective date of this Agreement (please see Paragraph F.(14) to determine the effective date) or Employee's Release Date, whichever is later. From each payment, Duck Head Apparel will make the required deductions for state and federal income taxes, FICA, etc.

         (2) Duck Head Apparel will pay employee an additional severance benefit in the amount of $55,120.00, which represents an additional 26 weeks of Employee's salary, payable by continuation of Employee's salary until Employee's severance benefit is exhausted if, between the 61st and 180th day following Employee's termination, there is a "Change in Control" as defined in the Severance Protection Agreement. These payments will be made to Employee on or after Employee's customary pay days.

                   D. EMPLOYEE'S PROMISES TO DUCK HEAD APPAREL

         In exchange for the promises of Duck Head Apparel contained in this Agreement, Employee promises to do the following:

         (1) Employee releases and discharges Duck Head Apparel, any predecessor corporations, any successor corporations, any parent corporations, any subsidiaries, any related corporations, entities or persons, and all their employees, directors, and agents from all legal, equitable, and administrative claims that Employee may have against any of them. Employee agrees that this includes the waiver of any claims arising from Employee's employment with, or termination from, Duck Head Apparel or Delta Merchandising, Inc. This


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                            Initials of the Parties
                       Employee ___ Duck Head Apparel ___
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                  release specifically includes, but is not limited to, claims based upon or related to:

                  (a)      The Age Discrimination in Employment Act;

                  (b)      The Employee Retirement Income Security Act;

                  (c)      The Workers Adjustment Retraining Notification Act;

                  (d) All other claims, including but not limited to, claims for attorneys' fees, arising under any federal, state, or local statutes, common law, ordinances, or equity.

                           Employee, however, keeps Employee's right to (1)
                  receive severance benefits under the terms of this Agreement and the Severance Plan, (2) receive retirement benefits under the terms of any retirement plan in which Employee has earned a vested benefit, (3) receive Accrued Compensation pursuant to the terms of the Severance Protection Agreement, subject to a setoff of the severance benefits described herein in Paragraph C(1), and (4) elect health care coverage under the federal continuation of health coverage law known as COBRA, or under any applicable state law concerning continuation of health coverage, unless Employee is ineligible for such coverage under the applicable law.

         (2) Employee waives any right Employee may have to recover in any proceeding that is based in whole or in part on claims released by Employee in this Agreement. For example, Employee waives any right to monetary recovery or reinstatement if such a charge or action is successfully brought against Duck Head

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                            Initials of the Parties
                       Employee ___ Duck Head Apparel ___
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                  Apparel or is settled, whether by Employee, the EEOC, or by any other person or entity, including any state or federal agency.
         (3) Employee agrees to modify the Severance Protection Agreement to allow a setoff of the severance benefit pursuant to this Agreement against the Employee's severance entitlement pursuant to the Severance Protection Agreement.
         (4) Employee agrees that this release includes any claim that Employee may have, including claims of which Employee may not presently be aware. This Agreement does not release any claims that may arise after Employee signs this Agreement.

                 E. MISCELLANEOUS TERMS AGREED TO BY THE PARTIES

         In exchange for the promises made by and to Employee and Duck Head Apparel, they mutually agree to the following terms:

         (1) Either party may enforce this Agreement in court if the other party breaches it.

         (2) This Agreement may be used in a subsequent proceeding to enforce its terms.

         (3) The language of all parts of this Agreement shall be construed as a whole and according to its fair meaning, and not strictly for or against either party. It is expressly understood and agreed that any rule requiring construction of this Agreement against the drafter will not apply in any dispute involving the Agreement.

         (4) Duck Head Apparel does not admit violating any state, federal, or local laws by entering into this Agreement.

         (5) This Agreement contains the entire and only Agreement between Duck Head Apparel and Employee. Both parties waive any oral or written promises or assurances that are not contained in, or expressly incorporated into, this Agreement.

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                            Initials of the Parties
                       Employee ___ Duck Head Apparel ___
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                  F. EMPLOYEE'S ASSURANCES TO DUCK HEAD APPAREL

         This Agreement is a legal document with legal consequences. Duck Head Apparel wants to be certain Employee fully understands the legal effect of signing this Agreement. Employee, therefore, makes the following assurances:

         (1)      I HAVE CAREFULLY READ THE COMPLETE AGREEMENT.

         (2)      THE AGREEMENT IS WRITTEN IN LANGUAGE THAT I UNDERSTAND.

         (3)      I UNDERSTAND ALL OF THE PROVISIONS OF THIS AGREEMENT.

         (4) I UNDERSTAND THAT THIS AGREEMENT IS A WAIVER OF ANY AND ALL CLAIMS I MAY HAVE AGAINST DUCK HEAD APPAREL AND ALL THE OTHER PARTIES LISTED IN PARAGRAPH D.(2).

         (5) I ALSO UNDERSTAND THAT THIS AGREEMENT IS A WAIVER OF ANY AND ALL CLAIMS OF AGE DISCRIMINATION I HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

         (6) I WILLINGLY WAIVE ANY AND ALL CLAIMS, KNOWN OR UNKNOWN, IN EXCHANGE FOR THE PROMISES OF DUCK HEAD APPAREL IN THIS AGREEMENT. I UNDERSTAND, HOWEVER, THAT I AM NOT RELEASING ANY CLAIMS THAT ARISE AFTER I SIGN THIS AGREEMENT.

         (7) I WANT TO ENTER THIS AGREEMENT. I RECOGNIZE THAT THE AGREEMENT IS FINANCIALLY BENEFICIAL TO ME. I FURTHER ACKNOWLEDGE THAT THE BENEFITS I RECEIVE UNDER THIS AGREEMENT ARE BENEFITS TO WHICH I AM NOT ALREADY ENTITLED.

         (8) I ENTER THIS AGREEMENT FREELY AND VOLUNTARILY. I AM UNDER NO COERCION OR DURESS WHATSOEVER IN CONSIDERING OR AGREEING TO THE PROVISIONS OF THIS AGREEMENT.

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                            Initials of the Parties
                       Employee ___ Duck Head apparel ___

         (9) I HAVE NOT RELIED ON ANY REPRESENTATIONS, PROMISES, OR STATEMENTS THAT ARE NOT CONTAINED IN THIS AGREEMENT.

         (10) I UNDERSTAND THAT THIS AGREEMENT IS A CONTRACT. AS SUCH, I UNDERSTAND THAT EITHER PARTY MAY ENFORCE IT.

         (11) I HAVE BEEN GIVEN A COPY OF THE SUMMARY PLAN DESCRIPTION (SPD) FOR THE SEVERANCE PLAN. I HAVE NOT RELIED ON ANY REPRESENTATIONS, PROMISES, OR STATEMENTS THAT ARE NOT CONTAINED IN EITHER THIS AGREEMENT OR THE SPD.

         (12) I HAVE READ ATTACHMENT A TO THIS AGREEMENT. ATTACHMENT A HAS INFORMATION REGARDING DUCK HEAD APPAREL'S 2001 SALARIED REDUCTION IN FORCE. IT DESCRIBES THE GROUP OF INDIVIDUALS FROM WHICH EMPLOYEES WERE SELECTED FOR THE REDUCTION IN FORCE AND THE OFFER OF THE SEVERANCE PACKAGE. IT ALSO DESCRIBES THE ELIGIBILITY FACTORS FOR THE OFFER OF SEVERANCE PACKAGE. ATTACHMENT A ALSO INCLUDES INFORMATION REGARDING THE JOB TITLES AND AGES OF ALL INDIVIDUALS WHO WERE IN THE GROUP FROM WHICH EMPLOYEES WERE SELECTED OR NOT SELECTED FOR THE REDUCTION IN FORCE AND THE OFFER OF THE SEVERANCE PACKAGE.

         (13) I HAVE BEEN GIVEN A PERIOD OF FORTY-FIVE (45) DAYS TO DECIDE WHETHER TO ENTER INTO THIS AGREEMENT. THIS FORTY-FIVE (45) DAY PERIOD HAS PROVIDED ME WITH SUFFICIENT TIME TO CONSIDER MY OPTIONS AND TO SEEK THE ADVICE OF LEGAL COUNSEL, TAX OR FINANCIAL ADVISORS, FAMILY MEMBERS, AND ANYONE ELSE WHOSE ADVICE I VALUE.

         (14) AFTER SIGNING THIS AGREEMENT, I HAVE A PERIOD OF SEVEN (7) DAYS TO REVOKE IT. I CAN REVOKE THIS AGREEMENT BY NOTIFYING CHARLES MASON, DIRECTOR OF HUMAN RESOURCES, IN WRITING OF MY DECISION TO REVOKE THE AGREEMENT WITHIN THE SEVEN (7) DAY PERIOD. IN FACT, THIS AGREEMENT IS NOT EFFECTIVE UNTIL THE EIGHTH (8TH) DAY AFTER IT IS SIGNED.

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                            Initials of the Parties
                       Employee ___ Duck Head Apparel ___
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         (15)     DUCK HEAD APPAREL HAS URGED ME, IN WRITING,  TO REVIEW THIS
                  DOCUMENT WITH AN ATTORNEY PRIOR TO SIGNING.

         IN WITNESS THEREOF, we have hereunto set our hand and seal:


EMPLOYEE                                    DUCK HEAD APPAREL COMPANY, INC.


/s/  William B. Mattison   4/3/01           By:  /s/  Charles Mason     4/3/01
--------------------------------            ------------------------------------
                          (Date)                                          (Date)

                                            Its: Director of Human Resources
                                            ------------------------------------













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                            Initials of the Parties
                       Employee ___ Duck Head Apparel ___

                                 March 29, 2001


William Mattison
4100 San Carlos
Dallas, TX  75205

         Re:      2001 Duck Head Apparel Salaried Reduction in Force

Dear Billy:

         As you have been informed, Duck Head Apparel Company, Inc. (Duck Head Apparel) is conducting a reduction in force among all salaried employees assigned to Duck Head Apparel, Inc. and among salaried home office personnel assigned to Delta Merchandising, Inc. The company made this decision because of the current financial condition of the company. Your employment with Duck Head Apparel ended as a result of this reduction in force.

         While we are sorry that this has occurred, we are pleased to tell you that Duck Head Apparel will offer a severance package during this reduction in force. As a result of your termination, you are potentially eligible under the Severance Plan for Salaried Employees of Duck Head Apparel Company, Inc. (the
Plan) for a severance benefit equal to two weeks of your base pre-termination salary, plus one week of your base pre-termination salary for each year of service with the company. (The severance benefit is capped at twenty-six (26) week's salary. Your base pre-termination salary is your base salary immediately before termination, exclusive of bonuses, overtime pay, commissions, and other similar payments.) You are also potentially eligible for an extended severance benefit as set forth in the Severance Agreement described below. Duck Head Apparel will make the required deductions for state and federal taxes, FICA, etc. from your benefit amount.

         In accordance with the terms of the Plan, you must sign a Severance Agreement and Release with the company in order to receive the severance benefit. With this Agreement, you will release all claims against Duck Head Apparel, any associated companies, all their employees, directors, and so forth. This includes claims under the Age Discrimination in Employment Act.

         We have attached a copy of the Agreement with this letter for your review. The Agreement is an important legal document, and we want to make sure that you understand it:

o We advise you to consult with an attorney prior to signing the Agreement.

o Please make sure that you fully understand the Agreement and what it does. To put it simply, by signing the Agreement, you give up all rights you would have to sue the company for any claim you have against the company at the time of signing.

o The Agreement also waives any claims that you have for age discrimination under the Age Discrimination in Employment Act.

o We attempted to write the Agreement in plain language. If you do not understand it, please let us know at once. To answer any questions about the Agreement or what it means, you should talk with your attorney or anyone else whose advice you respect.

o Federal law requires that we provide you with certain information about this severance offer. This information is enclosed as Attachment A to the Agreement.

o You have forty-five (45) days to consider the Agreement and decide whether you want to sign it or not. If you do sign the Agreement, please provide it to me. You then will have seven
                  (7) days following the date that you signed the Agreement to revoke it. In fact, the Agreement does not become effective or enforceable until the seven (7) day revocation period has expired.

o If you do choose to revoke the Agreement, you must inform me in writing prior to the expiration of the revocation period.

         Once again, if you have any questions regarding this letter or the enclosed Agreement, please get in touch with your attorney or me immediately. We wish you the best in the future.

                                      Sincerely,


                                      /s/ Charles Mason

                                      Charles Mason
                                      Director of Human Resources

April 2, 2001


Mr. William B. Mattison
4100 San Carlos
Dallas, TX 75205


Dear Billy:

         This letter is to inform you that in recognition of your service to Duck Head Apparel Company, Inc. (the "Company"), the Compensation Grants Committee (the "Committee") of the Board of Directors has provided for the modification of the terms of the Incentive Stock Award Agreement dated August 1, 2000 (the "Incentive Agreement") and the Stock Option Agreements dated July 31, 2000 and September 8, 2000 (the "Option Agreements") entered into by and between you and the Company. The modifications described herein are contingent upon the execution of that certain proposed Severance Agreement and Release by and between the Company and William B. Mattison regarding your release from employment with the Company effective March 29, 2001 (the "Release Agreement"). The modifications to the Incentive Agreement and Option Agreements described herein will become effective only if and when the Release Agreement has been fully executed by all parties thereto and has become irrevocable.

         On August 1, 2000, you vested with respect to 2,000 of the 10,000 shares subject to the Incentive Agreement. Under the original terms of the Incentive Agreement, the remaining 8,000 unvested shares would be forfeit due to your termination of employment. Contingent upon execution of the Release Agreement, the Committee has modified the terms of the Incentive Agreement to provide that you will vest with respect to an additional 3,000 shares under the Incentive Agreement effective as of the date that the fully executed Release Agreement becomes irrevocable. The remaining 5,000 shares will still be forfeit as a result of your termination of employment.

         Section G. of the original Option Agreements provides that the stock options described therein would expire within a specified period after your termination of employment with the Company. Contingent upon execution of the Release Agreement, the Committee has modified the terms of the Option Agreements to delete Section G. from each Agreement in its entirety.

         Except as expressly described herein, the terms and conditions of the Incentive Agreement and the Option Agreements will remain unchanged, and your incentive stock and stock option awards will remain subject to the terms of the Company's Incentive Stock Award Plan and 2000 Stock Option Plan.

Sincerely,


/s/ K. Scott Grassmyer
K. Scott Grassmyer
Senior VP and CFO
Duck Head Apparel Company, Inc.